Exhibit 99.1

Assertio Announces Leadership Transition

2025-10-28

Appoints Industry Veteran and Current Director Mark L. Reisenauer as CEO, Effective Immediately

Company Will Report Third Quarter Results on November 10, 2025 and Expects to Update Guidance Within the Current Range at That Time

LAKE FOREST, Ill., Oct. 28, 2025 (GLOBE NEWSWIRE) -- Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), today announced that its Board of Directors (the “Board”) has appointed director Mark L. Reisenauer as the Company’s Chief Executive Officer (“CEO”), effective immediately. As part of this transition, current CEO Brendan P. O’Grady will be departing the Company.

Heather L. Mason, Chair of the Board of Directors, stated, “After significant deliberation, the Board determined that Mark is best suited to lead Assertio through its next phase. As we enter 2026, our goal is to accelerate growth while enhancing efficiency to deliver long-term value for shareholders and patients. Given Mark’s extensive experience successfully building and launching franchises and products in both the oncology and specialty spaces and his in-depth knowledge of our business, he is highly qualified to take on this role. In Mark’s new role, Assertio stakeholders will be able to further benefit from his track record of leading commercially driven organizations, creating strategies, driving lifecycle management and assessing business development opportunities.”

Reisenauer said, “I believe Assertio has significant potential and I look forward to working closely with our Board, leadership team and employees to reach more patients with our medicines and create value for shareholders. The team and I will be providing further updates on our third-quarter earnings call.”

Mason continued, “The Board would like to thank Brendan for his contributions to Assertio and we wish him further success in the future.”

O’Grady said, “It has been a privilege to lead at Assertio. I am deeply grateful to our employees for their dedication and hard work, which has driven meaningful progress in a short time.”

Third Quarter 2025 Conference Call and Financial Results

Assertio today also announced that it will release third quarter 2025 financial results on November 10, 2025, after the market close. Additionally, Assertio’s management will host a live webcast conference call at 4:30 p.m. Eastern Time on November 10 to discuss the financial results and provide business updates on the Company’s 2025 strategic plans. The Company expects to update guidance within the current range at that time.

To access the live webcast, conference call information, and other materials, please visit Assertio’s investor relations website at http://investor.assertiotx.com/overview/default.aspx. Please connect at least 10 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A webcast replay of the call will be available approximately two hours after the call on Assertio’s investor website.

Mark Reisenauer Biography

Mr. Reisenauer, who joined Assertio’s Board in January 2025, has more than 30 years of experience successfully commercializing and launching products in the oncology space. He previously served as President of U.S. Commercial at Astellas Pharmaceuticals Inc., where he grew sales to nearly $5 billion while overseeing Marketing, Sales, Policy and Government Affairs, and Market Access for Oncology, Specialty, and Hospital products. Earlier at Astellas, he built the U.S. Oncology Commercial Franchise. Before that, he was Senior Vice President and Chief Commercial Officer at Micromet, Inc. (acquired by Amgen), leading commercial launch and pipeline development, and held senior roles at Abbott Laboratories, where he led global commercialization, licensing, and R&D strategy for oncology products and co-chaired the Oncology Therapeutic Executive Committee.

About Assertio

Assertio is a pharmaceutical company with comprehensive commercial capabilities offering differentiated products designed to address patients’ needs. Our focus is on supporting patients by marketing products in oncology, neurology, and pain management. To learn more about Assertio, visit www.assertiotx.com.

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio’s current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio, including risks related to the subject matter of this communication and our ability to realize the benefits from our operating model, deliver or execute on our business strategy, including to expand or diversify our asset base and market reach and drive cash flows and growth, successfully integrate new assets, and explore new business development initiatives. All statements other than historical facts may be forward-looking statements and can be identified by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will,” “aim” or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) and in other filings Assertio makes with the SEC from time to time.

Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law.

Contact
Ajay Patel
Chief Financial Officer
apatel@assertiotx.com